Exhibit 4(b)

LOUISVILLE GAS AND ELECTRIC COMPANY
TO
THE BANK OF NEW YORK MELLON,
Trustee

_____________________________
Supplemental Indenture No. 5
dated as of September 1, 2016

_____________________________
Supplemental to the Indenture
dated as of October 1, 2010
_____________________________
Establishing

First Mortgage Bonds, Collateral Series 2016TCA

SUPPLEMENTAL INDENTURE NO. 5
SUPPLEMENTAL INDENTURE No. 5, dated as of the first day of September, 2016, made and entered into by and between LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation duly organized and existing under the laws of the Commonwealth of Kentucky, having its principal corporate offices at 220 West Main Street, Louisville, Kentucky 40202 (hereinafter sometimes called the “Company”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, having its corporate trust office at 500 Ross Street, 12th Floor, Pittsburgh, Pennsylvania 15262 and having its principal place of business at 225 Liberty Street, New York, New York 10281 (hereinafter sometimes called the “Trustee”), as Trustee under the Indenture, dated as of October 1, 2010 (hereinafter called the “Original Indenture”), between the Company and said Trustee, as heretofore supplemented, this Supplemental Indenture No. 5 being supplemental thereto. The Original Indenture, as heretofore supplemented, and this Supplemental Indenture No. 5 are hereinafter sometimes, collectively, called the “Indenture.”
Recitals of the Company
The Original Indenture was authorized, executed and delivered by the Company to provide for the issuance from time to time of its Securities (such term and all other capitalized terms used herein without definition having the meanings assigned to them in the Original Indenture), to be issued in one or more series as contemplated therein, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on such Securities.
The Company has heretofore executed and delivered supplemental indentures for the purpose of creating series of Securities as set forth in Exhibit A hereto.
The Original Indenture and Supplemental Indentures No. 1, No. 2 and No. 3, and financing statements in respect thereof, have been duly recorded and filed in the various official records in the Commonwealth of Kentucky as set forth in Supplemental Indenture No. 4.
Supplemental Indenture No. 4 has been duly recorded and filed in the various official records in the Commonwealth of Kentucky as set forth in Exhibit B hereto.
Pursuant to Article Three of the Original Indenture, the Company wishes to establish a series of Securities, such series of Securities to be hereinafter sometimes called “Securities of Series No. 7”.
As contemplated in Section 301 of the Original Indenture, the Company further wishes to establish the designation and certain terms of the Securities of Series No. 7. The Company has duly authorized the execution and delivery of this Supplemental Indenture No. 5 to establish the designation and certain terms of such series of Securities and has duly authorized the issuance of such Securities; and all acts necessary to make this Supplemental Indenture No. 5 a valid agreement of the Company, and to make the Securities of Series No. 7 valid obligations of the Company, have been performed.
NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE NO. 5 WITNESSETH, that, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure the payment of the principal of and premium, if any, and interest, if any, on all Securities from time to time Outstanding and the performance of the covenants therein and in the Indenture contained, the Company hereby grants, bargains, sells, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee, and grants to the Trustee a security interest in and lien on, the real property specifically referred to in Exhibit C attached hereto and incorporated herein by reference and all right, title and interest of the Company in and to all property personal and mixed located thereon (other than Excepted Property), as and to the extent, and subject to the terms and conditions, set forth in the Original Indenture, as heretofore amended; and it is further mutually covenanted and agreed, for the benefit of the Holders of the Securities of Series No. 7, as follows:
ARTICLE ONE

SECURITIES OF SERIES NO. 7
SECTION 101. Creation of Series No. 7.
There is hereby created a series of Securities designated “First Mortgage Bonds, Collateral Series 2016TCA”, and the Securities of such series shall:
(a)    be issued in the aggregate principal amount of $125,000,000 and shall be limited to such aggregate principal amount (except as contemplated in Section 301(b) of the Original Indenture);
(b)    be dated September 15, 2016;
(c)    have a Stated Maturity of September 1, 2044, subject to prior redemption by the Company;
(d)    have such additional terms as are established in an Officer’s Certificate as contemplated in Section 301 of the Original Indenture; and
(e)    be in substantially the form or forms established therefor in an Officer’s Certificate, as contemplated by Section 201 of the Original Indenture.
ARTICLE TWO
MISCELLANEOUS PROVISIONS
SECTION 201. Single Instrument.
This Supplemental Indenture No. 5 is an amendment and supplement to the Original Indenture as heretofore amended and supplemented. As amended and supplemented by this Supplemental Indenture No. 5, the Original Indenture, as heretofore supplemented, is in all respects ratified, approved and confirmed, and the Original Indenture, as heretofore supplemented, and this Supplemental Indenture No. 5 shall together constitute the Indenture.
SECTION 202. Trustee.
The Trustee accepts the amendment of the Original Indenture effected by this Supplemental Indenture No. 5 upon the terms and conditions set forth in the Original Indenture, as heretofore amended and supplemented, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Original Indenture, as heretofore amended and supplemented, and as hereby amended. The Recitals of the Company contained in this Supplemental Indenture No. 5 shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness and makes no representations as to the validity or sufficiency of this Supplemental Indenture No. 5.
SECTION 203. Effect of Headings.

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The Article and Section headings in this Supplemental Indenture No. 5 are for convenience only and shall not affect the construction hereof.
___________________
This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 5 to be duly executed as of the day and year first written above.
LOUISVILLE GAS AND ELECTRIC COMPANY
By: /s/ Daniel K. Arbough
Name: Daniel K. Arbough
Title:   Treasurer
ATTEST:
/s/ Gerald A. Reynolds
Name:    Gerald A. Reynolds
Title:      General Counsel, Chief Compliance
 Officer and Corporate Secretary

[Signature Page to Supplemental Indenture No. 5 – Louisville Gas and Electric Utilities Company]

THE BANK OF NEW YORK MELLON, as Trustee
By: /s/ Francine Kincaid
Name: Francine Kincaid
Title:  Vice President

[Signature Page to Supplemental Indenture No. 5 – Louisville Gas and Electric Company]

COMMONWEALTH OF KENTUCKY	)
	)	ss.:
COUNTY OF JEFFERSON	)

On this 1st day of September, 2016, before me, a notary public, the undersigned, personally appeared Daniel K. Arbough, who acknowledged himself to be the Treasurer of LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation of the Commonwealth of Kentucky and that he, as such Treasurer, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Treasurer.
In witness whereof, I hereunto set my hand and official seal.

/s/ Betty L. Brinly
Notary Public
[Seal]

[Signature Page to Supplemental Indenture No. 5 – Louisville Gas and Electric Company]

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On this 1st day of September, 2016, before me, a notary public, the undersigned, personally appeared Francine Kincaid, who acknowledged herself to be a Vice President of THE BANK OF NEW YORK MELLON, a corporation and that she, as Vice President, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by herself as Vice President.
In witness whereof, I hereunto set my hand and official seal.

By:	/s/ Christopher J. Traina Christopher J. Traina Notary Public – State of New York No. 01TR6297825 Qualified in Queens County Certified in New York County My Commission Expires March 03, 2018

The Bank of New York Mellon hereby certifies that its precise name and address as Trustee hereunder are:
The Bank of New York Mellon
500 Ross Street, 12th Floor
Pittsburgh, Pennsylvania 15262
Attn: Corporate Trust Administration

THE BANK OF NEW YORK MELLON, as Trustee
By: /s/ Francine Kincaid
        Name: Francine Kincaid
        Title:    Vice President

CERTIFICATE OF PREPARER
The foregoing instrument was prepared by:
James J. Dimas, Senior Corporate Attorney
Louisville Gas and Electric Company
220 West Main Street
Louisville, Kentucky 40202

/s/ James J. Dimas
James J. Dimas

[Signature Page to Supplemental Indenture No. 5 – Louisville Gas and Electric Utilities Company]

EXHIBIT A

LOUISVILLE GAS AND ELECTRIC COMPANY
________________

Bonds Issued and Outstanding
under the Indenture
________________

Supplemental Indenture No.	Dated as of	Series No.	Series Designation	Date of Securities	Principal Amount Issued	Principal Amount Outstanding[1]
1	October 15, 2010	1	Collateral Series 2010	October 20, 2010	$574,304,000	$574,304,000
2	November 1, 2010	2	1.625% Series due 2015	November 16, 2010	$250,000,000	None
		3	5.125% Series due 2040	November 16, 2010	$285,000,000	$285,000,000
3	November 1, 2013	4	4.65% Series due 2043	November 14, 2013	$250,000,000	$250,000,000
4	September 1, 2015	5	3.300% Series due 2025	September 28, 2015	$300,000,000	$300,000,000
		6	4.375% Series due 2045	September 28, 2015	$250,000,000	$250,000,000

__________________________________________
1 As of September 1, 2016.

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EXHIBIT B

LOUISVILLE GAS AND ELECTRIC COMPANY
________________

Filing and Recording
of
Supplemental Indenture No. 4, dated as of September 1, 2015, to
Indenture, dated as of October 1, 2010
________________

COUNTY	MORTGAGE BOOK	PAGE NUMBER
Breckenridge	420	669
Bullitt	M1609	744–757
Clark	M813	386–399
Green	M298	161–174
Hardin	2140	938
Hart	M363	496–509
Henry	M334	55–68
Jefferson	14276	835
Larue	343	631
Meade	M780	449–462
Metcalfe	166	620
Mulenberg	M670	60–73
Nelson	M1078	190–203
Oldham	M2177	817–830
Shelby	M986	576–589
Trimble	M205	401–414

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EXHIBIT C

LOUISVILLE GAS AND COMPANY
____________________

REAL PROPERTY
____________________

Schedule of real property owned in fee located in the Commonwealth of Kentucky

That certain real property located in Jefferson County, Kentucky, as described below per the physical survey prepared by David L. King II, AGE Engineering Services, Inc., Ky. R.L.S. #3916, dated the 4th day of December, 2015, and a copy of which survey plat is also attached hereto as Exhibit B to the Deed of record in Deed Book 10523, Page 416 in the Office of the Clerk of Jefferson County, Kentucky:

BEGINNING at a 2 ½” x ¼” Mag nail with 2” Aluminum Washer stamped “PLS 3916” set in the centerline of Billtown Road, said Mag Nail being the Northwest Comer of the property being surveyed and having Kentucky State Plane North Zone Coordinates (NAD83) of N=241,849.167 E=1,263,424.408 and said Mag Nail being approximately 435’ North of the Intersection of centerlines of Billtown Road and Arbor Wood Drive, lying in Jefferson County, Kentucky and being the POINT OF BEGINNING for this description;

Thence leaving the centerline of Billtown Road and with first right-of-way dedicated to Billtown Road per Plat recorded in Deed Book 9777, Page 541, secondly the Southeastern line of Larry David Tyler et. al. (D.B. 9777, Page 547) and thirdly right-of-way rededicated to Tarrence Road per Plat recorded in Deed Book 9777, Page 541, N54°34’50”E- passing an iron pin found PLS# 3125 at 60.68 feet and continuing at the same bearing an additional 121.72 feet to an iron pin found PLS# 3125 and continuing an additional 439.55 feet for a total distance of 621.95 feet to a 2 ½” x ¼” Mag nail set with a 2” Aluminum Washer stamped “PLS 3916” in the asphalt pavement of Tarrence Road, said nail being on the Southeastern line of Tract IV dedicated to Tarrence Road right-of-way by plat recorded in Deed Book 9777, Pg. 541;

Thence leaving Tract IV dedicated to Tarrence Road right-of-way and with the southern line of first David B. Shelton (D.B. 6821, Pg. 444), secondly David Shelton (D.B. 7553, Pg. 67), thirdly Stanley E. Lanham (D.B. 6026, Pg. 682) and fourthly Mark Edward Johnson (D.B. 7832, Pg. 180), S88°37’47”E - passing an iron witness pin set (5/8” x 18” rebar with aluminum cap bearing PLS-3916, as will be typical for all set comer monuments), at 43.94 feet and continuing at the same bearing 644.30 feet to a ¾” Iron pipe found and continuing an additional 92.35 feet for total distance of 730.59 feet to a Stone Monument found, said stone being a 3-way corner of the tract being surveyed, Mark Edward Johnson and Lot 102 of Billtown Farms – Section 1 (Plat Book 47, Pg. 83);

Thence leaving the line of Mark Edward Johnson and with the Western line of first Lot 102 of Billtown Farms – Section 1 and secondly Lot 63 of Billtown Farms – Section 1 (Plat Book 47, Pg. 82), S22°02’13”W- passing a 5/8” Rebar No ID Cap at 417.01 feet and continuing at the same being 123.01 feet to an Iron Pin Found PLS# 3476 and continuing an additional101.68 feet for a total distance of 641.70 feet to an Iron Pin Found PLS# 2719, said pin being on the Western boundary line of Lot 63 of Billtown Farms Section 1 and being the Northeast Corner of Deborah M. Pinson (D.B. 7298, Pg. 841);

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Thence leaving the line of Lot 63 of Billtown Farms Section 1 and with the line of Deborah M. Pinson, S84°43’26”W – 512.75 feet to a ½” Rebar Found (PLS# 3492 Winkle), said pin being on the Northern boundary line of Pinson and being the Southeast corner of Patrick McGlinchey (D.B. 9844, Pg. 269);

Thence leaving the line of Pinson and with the line of McGlinchey, N14°09’28”W – 124.16 feet to a ½” Rebar Found (PLS# 3492 Winkle), said pin being the Northeast corner of McGlinchey and being the Southeast comer of Louisville Water Company (D.B. 4046, Pg. 577);

Thence leaving the line of McGlinchey and with the line of Louisville Water Company, N26°04’02”W – passing iron pin found no ID Cap at 82.69 feet and continuing at the same bearing 109.82 feet for a total distance of 192.51 feet to a ½” Rebar Found, said pin being the Northeast Corner of the Louisville Water Company;

Thence continuing with the line of the Louisville Water Company, S84°43’26”W – passing an iron witness pin set at 309.26 feet and continuing at the same bearing and additional 89.08 feet for a total distance of 398.34 feet to a 2 ½” x ¼” Mag nail with 2” Aluminum Washer stamped “PLS 3916” set in the centerline of Billtown Road;

Thence leaving the line of Louisville Water Company and with the centerline of Billtown Road, N29°08’38”W – 49.79 feet to the Point of Beginning and containing 11.974 acres by survey.

All bearing are referenced to Grid North of the Kentucky State Plane Coordinate System – North Zone (NAD 83).

Being the same property conveyed to Louisville Gas and Electric Company, a Kentucky corporation, by Deed dated December 21, 2015, of record in Deed Book 10523, Page 416, in the Office of the County Clerk of Jefferson County, Kentucky.

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